As Filed With the Securities and Exchange Commission on September 27, 2004

                                                     Registration No. 333-112741
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A

                                  4th Amendment

                             Registration Statement
                        Under the Securities Act of 1934
                               File No. 333-112741

                            Onyx International, Inc.
                 (Name of Small Business Issuer in Its Charter)

            NEVADA                                                81-0627851
(State or Other Jurisdiction of                                (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

          566 Cordova Street
        San Francisco, CA 94112                              (415) 215-4723
(Address of principal Executive Offices)             (Issuer's Telephone Number)

           Karen Batcher
          4190 Bonita Road
          Bonita, CA 91902                                    (619) 788-7881
(Name and Address of Agent for Service)                     (Telephone Number)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

======================================================================================================
   Title of each                                                 Proposed maximum
 class of securities     Amount to be     Proposed offering     aggregate offering        Amount of
  to be registered        registered      price per unit (1)         price (2)        registration fee
------------------------------------------------------------------------------------------------------
     Common                 49,000             $1.00                 $49,000               $12.25
======================================================================================================

(1) Fixed offering price was set by the selling shareholders until securities are quoted on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                   PROSPECTUS

                            ONYX INTERNATIONAL, INC.
                               566 CORDOVA STREET
                             SAN FRANCISCO, CA 94112
                                  415-215-4723

                          49,000 SHARES OF COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Onyx International, Inc. will not receive any proceeds from the sale of shares by the selling shareholders.

Our common stock is presently not traded on any market or securities exchange.

The sales price to the public was set by the selling shareholders at $1.00 per share for a total of $49,000. The price of $1.00 per share is a fixed price until the shares are listed on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices.

INVESTORS IN THE COMMON STOCK SHOULD HAVE THE ABILITY TO LOSE THEIR ENTIRE INVESTMENT SINCE AN INVESTMENT IN THE COMMON STOCK IS SPECULATIVE AND SUBJECT TO MANY RISKS, INCLUDING THE QUESTION AS TO WHETHER WE CAN CONTINUE AS A GOING CONCERN AND OUR NEED TO RAISE OPERATING CAPITAL. SEE SECTION ENTITLED "RISK FACTORS" ON PAGE 4.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


The date of this Prospectus is: September 27, 2004

                                TABLE OF CONTENTS

SUMMARY....................................................................  3
OFFERING...................................................................  3
RISK FACTORS...............................................................  4
FORWARD LOOKING STATEMENTS ................................................  7
USE OF PROCEEDS............................................................  7
DETERMINATION OF OFFERING PRICE ...........................................  7
DIVIDEND POLICY............................................................  7
SELLING SHAREHOLDERS ......................................................  7
PLAN OF DISTRIBUTION ......................................................  9
LEGAL PROCEEDINGS ......................................................... 11
DIRECTORS, OFFICERS, PROMOTERS AND CONTROL PERSONS ........................ 11
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT ............ 13
DESCRIPTION OF SECURITIES ................................................. 13
INTEREST OF NAMED EXPERTS AND COUNSEL ..................................... 13
LEGAL MATTERS.............................................................. 14
SECURITIES ACT INDEMNIFICATION DISCLOSURE ................................. 14
ORGANIZATION IN THE LAST FIVE YEARS ....................................... 14
DESCRIPTION OF BUSINESS ................................................... 14
PLAN OF OPERATION ......................................................... 22
DESCRIPTION OF PROPERTY ................................................... 24
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ............................ 25
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANTS COMMON EQUITY AND
OTHER SHAREHOLDER MATTERS ................................................. 25
EXECUTIVE COMPENSATION .................................................... 25
FINANCIAL STATEMENTS ...................................................... 26
CHANGES IN OR DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING CONTROL
AND FINANCIAL DISCLOSURE .................................................. 26

SUMMARY


Onyx International, Inc. was incorporated in Nevada on December 30, 1999 as Onyx Technologies, Ltd. On August 13, 2003 the company filed an amendment to the Articles of Incorporation to effect the name change. Onyx International, Inc. currently has no international operations. Onyx International, Inc. intends to develop and market a chain of craft brewery restaurants. A craft brewery restaurant is a facility that produces less than fifteen thousand 31 gallon barrels of beer per site annually, and serves food and beer on-premise. The first establishment will launch in San Diego. We intend to open our first craft brewery restaurant in May of 2005. Our proposed brewing techniques, flavored beers, food, business services and interior design should provide an urban dining and social atmosphere for the lunchtime business crowd or nightlife afficionados seeking to enjoy an evening of cuisine and brewed beverages.


We are a development stage company with no revenues and a limited operating history. The principal executive offices are located at 566 Cordova Street, San Francisco, CA 94112. The telephone number is (415) 215-4723.

We received our initial funding of $4,900 through the sale of common stock to investors from the period of approximately February 2003 until December 2003. We offered and sold 49,000 common stock shares at $0.10 per share to non-affiliated private investors. From inception until the date of this filing we have had limited material operating activities. Our audited financial statements for the year ended December 31, 2003 and the six months ended June 30, 2004, report no revenues and a cumulative net loss of $50,094.

OFFERING

Securities Being Offered      Up to 49,000 shares of common stock. The
                              securities being offered are those of the existing shareholders only.

Price per share               $1.00 as determined by the selling shareholders.
                              The price of $1.00 per share is a fixed price until the securities are listed on the OTC
                              Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices.

Securities Issued
And Outstanding               549,000 shares of common stock were issued and
                              outstanding as of the date of this prospectus.

Use of Proceeds               We will not receive any proceeds from the sale of
                              the common stock by the selling shareholders.

Plan of Distribution          We are unaware of the nature and timing of any
                              future sales of our common stock by existing security holders.

Registration costs            We estimate our total offering registration costs
                              to be $2,012.

RISK FACTORS

Investors in Onyx International, Inc. should carefully consider the following risk factors associated with our plans and product:

WE ARE A DEVELOPMENT STAGE COMPANY WITH A LIMTED OPERATING HISTORY. THIS WILL MAKE IT DIFFICULT FOR OUR SHAREHOLDERS TO EVALUATE OUR FUTURE PLANS AND PROSPECTS, RESULTING IN A HIGH PROBABILITY THAT THEY WILL LOSE THEIR INVESTMENT.

     Investors should carefully evaluate any investment in our company due to the inherent risks, expenses, delays, and difficulties that will likely be a part of our development. As we are implementing a business plan with no near-term revenues, we expect to incur net losses in the foreseeable future.

OUR FINANCIAL STATUS CREATES A DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN. OUR INDEPENDENT AUDITORS HAVE ISSUED AN AUDIT OPINION FOR ONYX INTERNATIONAL WHICH INCLUDES A STATEMENT DESCRIBING OUR GOING CONCERN STATUS. IF OUR BUSINESS PLAN FOR THE FUTURE IS NOT SUCCESSFUL, INVESTORS WILL LIKELY LOSE ALL OF THEIR INVESTMENT IN OUR STOCK.


     As noted in our accompanying financial statements, our current financial condition of nominal assets and limited current operating business activities necessary for revenues and operating capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with limited material operations, no revenues, or profits.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR LIQUIDITY WILL NOT BE SUFFICIENT TO ENABLE US TO CONDUCT OUR BUSINESS OPERATIONS TO THE EXTENT THAT WE BECOME PROFITABLE RESULTING IN OUR REMAINING A DEVELOPMENT STAGE COMPANY WITH LIMITED MATERIAL OPERATIONS, REVENUES, OR PROFITS.

     We have a current cash balance of $4,806 which is sufficient to maintain our corporation through approximately November 2004. Our business plan calls for significant expenses in connection with the development of our business. We will also incur significant legal and accounting costs necessary to maintain a public corporation. We will require additional financing in order to complete the development activities. In addition, we will require additional financing to sustain our business operations if we are not successful in earning revenues once our business development is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. We believe the only realistic source of future funds presently available to us is a loan from our officer and the sale of equity capital, however there are no preliminary agreements or understandings from management to loan funds to the company.

ONYX INTERNATIONAL HAS NO SALES, PROVEN MARKET, OR CONSUMER DEMAND. WITHOUT SIGNIFICANT USER DEMAND FOR OUR BUSINESS, THE COMPANY COULD HAVE CONTINUED NEGATIVE CASH FLOW AND BE UNABLE TO REMAIN IN BUSINESS.

     The lack of a proven market for our product means that the true market for this business may be minor or nonexistent. This could result in little or no sales.


OUR BUSINESS STRATEGY REQUIRES US TO RAISE CASH OF $1,125,000. WITHOUT THIS FUNDING, WE COULD REMAIN AS A DEVELOPMENT STAGE COMPANY WITH LIMITED MATERIAL OPERATIONS, REVENUES, OR PROFITS AND MAY BE ONLY PARTIALLY SUCCESSFUL OR COMPLETELY UNSUCCESSFUL IN IMPLEMENTING OUR BUSINESS PLAN, RESULTING IN OUR SHAREHOLDERS LOSING PART OR ALL OF THEIR INVESTMENT.

     We require new funding of $1,125,000 in order to implement our business plan. Our restaurant business must be fully funded before we can lease the premises, perform the build out, purchase equipment and inventory, hire staff and open for business. We have not determined a source of this funding. We currently have no funding commitments from any individuals or entities. If we use equity capital as a source of funding, potential new shareholders may be unwilling to accept either the likely dilution of their per share value or the high level of risk involved with our unproven business plan.


OUR COMPETITORS, SUCH AS GORDON BIERSCH, ROCK BOTTOM BREWERY, AND KARL STRAUSS, HAVE BEEN IN BUSINESS LONGER THEN WE HAVE AND HAVE SUBSTANTIALLY GREATER RESOURCES THAN WE DO. SHOULD WE BE UNABLE TO ACHIEVE ENOUGH CUSTOMER MARKET SHARE IN OUR INDUSTRY, WE MAY EXPERIENCE LOWER LEVELS OF REVENUE THAN OUR BUSINESS PLAN ANTICIPATES, RESULTING IN NET LOSSES.

     In our development stage, we will have size and market share disadvantages as we attempt to implement our marketing plan. Once our craft brewery restaurant is established, we plan to market it by print advertising, radio and direct marketing customized for each locale by a marketing manager. However, we may be unsuccessful in achieving our sales goals and market share and, therefore, be unable to ever become a competitive force in our industry.

THERE IS NO CURRENT PUBLIC MARKET FOR OUR SECURITIES. AS OUR STOCK IS NOT PUBLICLY TRADED, INVESTORS SHOULD BE AWARE THEY PROBABLY WILL BE UNABLE TO SELL THEIR SHARES AND THEIR INVESTMENT IN OUR SECURITIES IS NOT LIQUID.

     We are not registered on any public stock exchange, however, we plan to contact a market maker to obtain a listing for trading on the OTC Electronic Bulletin Board. We do not know when we will be able to obtain a listing for trading, and there is no guarantee of trading volume or trading price levels sufficient for investors to sell their stock, recover their investment in our stock, or profit from the sale of their stock.

OUR DIRECTOR AND OFFICER BENEFICIALLY OWNS 91% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK. IF HE CHOOSES TO SELL HIS SHARES IN THE FUTURE, IT MIGHT HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR STOCK.

     Due to the controlling amount of our director and officer's share ownership in our company, if he decides to sell his shares in the public market, the price of our stock could decrease and all shareholders suffer a dilution of the value of their stock. If our director and officer decides to sell any of his common stock, he will be subject to Rule 144 under the 1933 Securities Act. Rule 144 restricts the ability of our director and officer (affiliate) to sell his shares by limiting the sales of securities made under Rule 144 during any three-month period to the greater of: (1) 1% of the outstanding common stock of the issuer; or (2) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

THE CURRENT OFFICER, JEFFERSON BARBONI, THE SOLE OFFICER AND DIRECTOR OF THE COMPANY, CURRENTLY DEVOTES TWO TO FOUR HOURS PER WEEK TO COMPANY MATTERS, AND AT THE SAME TIME, HE IS INVOLVED IN OTHER BUSINESS ACTIVITIES. ONYX'S NEEDS FOR HIS TIME AND SERVICES COULD CONFLICT WITH HIS OTHER BUSINESS ACTIVITIES. THIS POSSIBLE CONFLICT OF INTEREST COULD RESULT IN HIS INABILITY TO PROPERLY MANAGE ONYX'S AFFAIRS, RESULTING IN ONYX REMAINING A START-UP COMPANY WITH LIMITED MATERIAL OPERATIONS, NO REVENUES, OR PROFITS.

     We have not formulated a plan to resolve any possible conflicts that may arise. While Onyx has not formally adopted a plan to resolve any potential or actual conflicts of interest that exist or that may arise, Mr. Barboni has verbally agreed to limit his role in all other business activities to a role of passive investor and devote full time services to Onyx after we raise sufficient capital through the sale of securities through a private placement and are able to provide officers' salaries per our business plan.

IF WE BECOME LISTED FOR TRADING ON THE OTC ELECTRONIC BULLETIN BOARD THE TRADING IN OUR SHARES MAY BE REGULATED BY SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK." THE EFFECTIVE RESULT BEING FEWER PURCHASERS QUALIFIED BY THEIR BROKERS TO PURCHASE OUR SHARES, AND THEREFORE A LESS LIQUID MARKET FOR OUR INVESTORS TO SELL THEIR SHARES.

     The Securities and Exchange Commission Rule 15g-9 establishes the definition of a "penny stock", for the purposes relevant to Onyx International, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule relating to the penny stock market, which, in highlight form, (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Before you trade a penny stock your broker is required to tell you the offer and the bid on the stock, and the compensation the salesperson and the firm receive for the trade. The firm must also mail a monthly statement showing the market value of each penny stock held in your account.

     The effective result of this Rule 15g-9, is that if the share price is below $5.00 there will be less purchasers qualified by their brokers to purchase shares of Onyx International, and therefore a less liquid market for the securities.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The shareholders set the offering price of the common stock at $1.00 per share. The shareholders arbitrarily set the offering price based upon their collective judgement as to a price per share they were willing to accept. The price of $1.00 per share is a fixed price until the securities are listed on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of the business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 49,000 shares of common stock offered through this prospectus. These shares of our common stock were acquired from us in an offering that was exempt from registration pursuant to Section 4(2) as amended of the Securities Act of 1933 and completed on December 15, 2003.

The following table provides as of September 27, 2004, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.   The number of shares owned by each prior to this offering;
2.   The total number of shares that are to be offered for each;
3. The total number of shares that will be owned by each upon completion of the offering;
4.   The percentage owned by each; and
5.   The identity of the beneficial holder of any entity that owns the shares.


To the best of our knowledge, the named parties in the table that follows are the beneficial owners, and have the sole voting and investment power over all shares or rights to the shares reported. In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this prospectus and do not purchase additional shares of common stock. The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 549,000 shares outstanding on September 27, 2004.


                           Shares          Total of        Total        Percent
                         Owned Prior        Shares         Shares        Owned
     Name of              To This          Offered         After         After
Selling Shareholder       Offering         For Sale       Offering      Offering
-------------------       --------         --------       --------      --------
Jacinto Banuelos           1,000            1,000            0             0
Yvonne Barmettler          1,000            1,000            0             0
Guy Benson                 1,000            1,000            0             0
Humberto Bravo             1,000            1,000            0             0
Tonya Brinza               1,000            1,000            0             0
Roberto Calderon           1,000            1,000            0             0
Antonio Carranza           1,000            1,000            0             0
Francisco Castellanos      1,000            1,000            0             0
Rodrigo Cervera            1,000            1,000            0             0
Juan Davita                1,000            1,000            0             0
Robert Dodds               1,000            1,000            0             0
Craig Duffy                1,000            1,000            0             0
Pecho Fernandez            1,000            1,000            0             0
Vernon Franck              1,000            1,000            0             0
Gabriel Franco             1,000            1,000            0             0
Hortenzia Fuerte           1,000            1,000            0             0
Fernando Gomez             1,000            1,000            0             0
Arnulfo Gonzalez           1,000            1,000            0             0
Alma Guerra                1,000            1,000            0             0
Rosalva Gutierez           1,000            1,000            0             0
Pedro Jiminez              1,000            1,000            0             0
Emily Joyce                1,000            1,000            0             0
Arturo Lopez               1,000            1,000            0             0
Lorenzo Lopez              1,000            1,000            0             0
Veronica Lopez             1,000            1,000            0             0
Ana Maria Mendez           1,000            1,000            0             0
Antonio Mendoza            1,000            1,000            0             0

Arturo Mendoza             1,000            1,000            0             0
Victor Mendoza             1,000            1,000            0             0
Hermillo Novelo            1,000            1,000            0             0
Carmen Pedraza             1,000            1,000            0             0
Juan Jose Perez            1,000            1,000            0             0
Victor Preciado            1,000            1,000            0             0
Katherine Ramos            1,000            1,000            0             0
Victoria Regalado          1,000            1,000            0             0
Jose Retamoza              1,000            1,000            0             0
Julio Rojas                1,000            1,000            0             0
Scott Rosenkranz           1,000            1,000            0             0
Tricia Rosenkranz          1,000            1,000            0             0
Juan Saavedra              1,000            1,000            0             0
Rigoberto Salas            1,000            1,000            0             0
Martha Salinas             1,000            1,000            0             0
Stephen Samuels            1,000            1,000            0             0
Marcela Sandoval           1,000            1,000            0             0
Rodolfo Servantes          1,000            1,000            0             0
Julian Soler               1,000            1,000            0             0
Fernando Solis             1,000            1,000            0             0
Mari Waldron               1,000            1,000            0             0
William Waldron            1,000            1,000            0             0

To our knowledge, none of the selling shareholders:

1. Has had a material relationship with Onyx International, Inc. other than as a shareholder as noted above at any time within the past three years; or
2.   Has ever been an officer or director of Onyx International, Inc.; or
3.   Are broker-dealers or affiliated with broker-dealers; or
4.   Have never been involved in any blank check offerings.

PLAN OF DISTRIBUTION

The selling shareholders have not informed us of how they plan to sell their shares. However, they may sell some or all of their common stock in one or more transactions:

1. on such public markets or exchanges as the common stock may from time to time be trading;
2.   in privately negotiated transactions; or

3.   in any combination of these methods of distribution.

The sales price to the public has been determined by the shareholders to be $1.00. The price of $1.00 per share is a fixed price until the securities are listed on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between one and two years. The following is a summary of the provisions of Rule 144: (a) Rule 144 is available only if the issuer is current in its filings under the Securities an Exchange Act of 1934. Such filings include, but are not limited to, the issuer's quarterly reports and annual reports; (b) Rule 144 allows resale of restricted and control securities after a one year hold period, subjected to certain volume limitations, and resales by non-affiliates holders without limitations after two years; ( c ) The sales of securities made under Rule 144 during any three-month period are limited to the greater of: (i) 1% of the outstanding common stock of the issuer; or (ii) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

The selling shareholders may also sell their shares directly through market makers acting in their capacity as broker-dealers. Onyx will apply to have its shares of common stock quoted on the OTC Bulletin Board immediately after the date of this prospectus. Onyx anticipates once the shares are quoted on the OTC Bulletin Board the selling shareholders will sell their shares directly into any market created. Selling shareholders will offer their shares at a fixed price of $1.00 per share until the common stock is trading on the OTC Bulletin Board at which time the prices the selling shareholders will receive will be determined by the market conditions. Selling shareholders may also sell in private transactions. Onyx cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market. The shares may be sold by the selling shareholders, as the case may be, from time to time, in one or more transactions. Onyx does not intend to enter into any arrangements with any securities dealers concerning solicitation of offers to purchase the shares.

Commissions and discounts paid in connection with the sale of the shares by the selling shareholders will be determined through negotiations between them and the broker-dealers through or to which the securities are to be sold and may vary, depending on the broker-dealers fee schedule, the size of the transaction and other factors. The separate costs of the selling shareholders will be borne by them. The selling shareholders will, and any broker-broker dealer or agent that participates with the selling shareholders in the sale of the shares by them may be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act. In the event any selling shareholder engages a broker-dealer to distribute its shares, and the broker-dealer is acting as underwriter, Onyx will be required to file a post effective amendment containing the name of the underwriter.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law. Regulation M prohibits certain market activities by persons selling securities in a distribution. To demonstrate their understanding of those restrictions and others, selling shareholders will be required, prior to the release of unlegended shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this prospectus, and if they are effecting sales on the Electronic Bulletin Board or inter-dealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of Onyx common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase Onyx common stock.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

Onyx is bearing all costs relating to the registration of the common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling the common stock.

LEGAL PROCEEDINGS

Onyx is not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The director and officer of the Onyx, whose one year term will expire 1/15/05, or at such a time as his successor shall be elected and qualified is:

Name & Address          Age     Position     Date First Elected    Term Expires
--------------          ---     --------     ------------------    ------------
Jefferson Barboni        37     President,        8/13/03             1/15/05
566 Cordova Street              Secretary,
San Francisco, CA 94112         Treasurer,
                                Director

The foregoing person may be deemed a "promoter" of Onyx, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

The director and officer currently devotes an immaterial amount of time, two to four hours per week, to manage the business affairs of our company. After receiving funding per our business plan Mr. Barboni intends to devote full time services to the company.

No executive officer or director of the corporation has been the subject of any order, judgement, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

No executive officer or director of the corporation has been involved with a blank check offering.

RESUME

Jefferson Barboni, President, Secretary, Treasurer & Director

Gordon Biersch Brewery
Primary operations are: on-premise brewery restaurants, off-premise mass production brewery. Brewers of lagers, ales, stouts, and assorted brewed beverages for the consumer market.

Brewer
1997 - 2002

Supervising shift brewer in charge of brewing operations including; monitoring brewing operations, fermentation, filtration, and aging processes.

Expanded brewing production facility from 60,000 to 80,000 barrel annual capacity. Advanced product line from six pack and keg varieties to two twelve packs varieties.

Pilot Brewing Facility
1996 - Present

Designed and built brew pub facility used for recipe and process development in brewing industry. The facility enables brewers to have a high-level of process control, develop recipes with a small commitment of resources. It is a test facility for test brewing, training, and small batch tests. There is no affiliation between Pilot Brewing Facility and Onyx International, Inc.

California State General Contractor
1995 - Present

Formed partnership and purchased nearly condemned 115 unit apartment building for renovation.

Education

The American Brewers Guild - Completed Brewing Science and Engineering program.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of Onyx's voting securities by officers, directors and major shareholders as well as those who own beneficially more than five percent of Onyx's common stock through the most current date - September 27, 2004:

Title Of                Name &                     Amount &              Percent
 Class                 Address                  Nature of owner           Owned
 -----                 -------                  ---------------           -----
Common            Jefferson Barboni               500,000 (a)               91%
                  566 Cordova Street
                  San Francisco, CA 94112

Total Shares Owned by Officers
 & Directors as a Group                           500,000                   91%

----------
(a) Mr. Barboni received 500,000 shares of the company's common stock on August 13, 2003 for services related to the company's business plan. The stock was valued at the price unaffiliated investors paid for stock sold by the company, $0.10 per share.

DESCRIPTION OF SECURITIES

Onyx's Certificate of Incorporation authorizes the issuance of 50,000,000 shares of common stock, .001 par value per share. There is no preferred stock authorized. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution, or winding up of Onyx, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

LEGAL MATTERS

Karen Batcher, our independent counsel, has provided an opinion on the validity of our common stock.

SECURITIES ACT INDEMNIFICATION DISCLOSURE

Onyx's By-Laws allow for the indemnification of company officers and directors in regard to their carrying out the duties of their offices. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ORGANIZATION IN THE LAST FIVE YEARS

Onyx International, Inc. was incorporated in Nevada on December 30, 1999 as Onyx Technologies, Ltd. On August 13, 2003 the company filed an amendment to the Articles of Incorporation to effect the name change. In January of 2003 the board of directors voted to seek capital and began development of our business plan. From February 2003 to December 2003 we received our initial funding through the sale of common stock to 49 non-affiliated private investors. Onyx does not have any, nor has it had any, associations with any promoters.

DESCRIPTION OF BUSINESS

FORM AND YEAR OF ORGANIZATION

Onyx International, Inc. was incorporated in Nevada on December 30, 1999 as Onyx Technologies, Ltd. On August 13, 2003 the company filed an amendment to the Articles of Incorporation to effect the name change. From inception until the date of this filing we have had limited material operating activities. We are a development stage company with essentially no revenues and a limited operating history. Onyx International, Inc. currently has no international operations.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There have been no bankruptcy, receivership or similar proceedings.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

PRINCIPAL PRODUCTS OR SERVICES AND THEIR MARKETS


While we are currently a development stage company, we intend to develop and market a chain of craft brewery restaurants. A craft brewery restaurant is a facility that produces less than fifteen thousand barrels of beer per site annually, and serves food and beer on-premise. The first establishment will launch in San Diego. Our proposed brewing techniques, flavored beers, gourmet food, business services, and interior design will provide an urban dining and social atmosphere for the lunchtime business crowd or nightlife afficionados seeking to enjoy an evening of cuisine and brewed beverages in these cities.


The urban renewal of San Diego has created a cultural hub for patrons seeking food, beverages, and entertainment in an urban setting. Management has studied the downtown redevelopment of San Diego, California and has determined that the area known as the "Gas Lamp" district is an ideal location to begin the launch of our proposed craft brewery restaurants. Sufficient restaurant traffic exists to support the volume required for a craft brewery restaurant to thrive. Management has determined that the company should proceed forward with its plans for a craft brewery restaurant launch in the "Gas Lamp" district based upon the following factors; 1) the success of the downtown redevelopment including a new ballpark district, 2) the popularity of theme based restaurants especially brew pubs, 3) the high foot traffic and tourist draw of the district annually, and 4) the urban migration of San Diego residents and the resulting resurgence of the downtown San Diego economy. We intend to lease the restaurant space upon receiving adequate funding for deposits, restaurant and brewery equipment, and remodeling costs. We are in the process of researching restaurant space to lease in the downtown San Diego area, but do not have any leases, agreements, or contracts for restaurant space.

The company will utilize existing locations that fit our general layout requirements or acquire the leasehold interest and equipment of existing restaurants and bars. The overall design of each facility will be intended to create an ambiance for the customers of an urban craft brewery restaurant with a modern Pacific-Rim experience, best described as a mixture of finely prepared Asian and California style foods. We will take advantage of the availability of existing buildings in downtown redevelopment areas and create interior designs to suit our vision of a mixture of Asian and American influences. Faux fireplaces, modern furniture design, a floor height Asian pillow lounge, and modern art reproductions are a few of the design elements that will characterize our establishments.

Management intends to offer a Pacific-Rim based menu with daily specials and desserts. We will offer variations between the lunch and dinner menu. The lunch menu will have daily affordable specials intended to draw the downtown professional lunch crowd. We will accommodate individuals conducting business with friendly service that is conscious of the need to conduct a lunch meeting in a comfortable environment. We intend to train our staff to treat our customers in a professional and courteous manner. We will also make fax services, Internet access, and common office supplies available to business professionals conducting lunch meetings in our restaurants. We believe that these extra business services not ordinarily offered to diners, a well trained staff, good food and beverages at an affordable price should make our craft brewery restaurant popular with the business lunch crowd market.

Our dinner menus will target the market 21-40 year old male and female professionals working in the downtown area. The menus will rotate dishes based upon the Pacific-Rim culinary style. Many of our dinner specials will include seafood prepared to compliment our beers. We will specialize in multi-course meals intended to encourage our customers to stay long into the evening. We plan to follow urban trends of current downtown restaurants that encourage customers to congregate at places where they can relax with a multi-course meal including dessert, after dinner drinks, and then stay on for late-night entertainment. Our goal is to have our customers stay with us throughout the evening, not just come in for dinner and quickly leave.

A main component of our strategy will be our hand-crafted beers. We intend to offer a rotating number of beers designed by our director and licensed to us. Our craft brewery restaurant will specialize in hand-crafted ales and lagers that will be brewed in-house utilizing our brewers expertise. Our goal is to produce an array of ales and lagers formulated for extensive appeal. We will also offer specialty flavored beers. Fruit flavored beers fashioned after those produced in Belgium will be among the styles to be featured. Additional styles such as Kolsch (a light and flavorful ale originating from Germany) and a light crisp dry lager (a dry lager reminiscent of Japanese brands like Sapporo, Kirin and Asahi). Our beer formulations will focus upon achieving a balanced of flavor. Styles that are high in alcohol content, excessive bitterness, and extreme character will be avoided. We believe our proprietary fruit flavored beers, Pacific-Rim based menu, lunchtime business services, and our interior design style will differentiate our craft brewery restaurants from our competitors.

Completed Steps

Management has completed the following steps for our proposed craft-brewery restaurant.

We have scouted the San Diego area and have chosen a five block area for our first location in the downtown area of San Diego, California. This particular area has become a growing and popular dining and entertainment center.

We have had preliminary informal discussions with a realty agency that specializes in "Gas Lamp District" real estate to provide services to Onyx for finding a location to lease for our first craft brewery restaurant. Currently, we have not identified a location for our restaurant, completed any formal or informal lease agreements for a location, or engaged in any meetings with potential landlords at this time.

We have determined three initial styles of beers we intend to offer, secured the recipes and brewing processes, created our first menu, designed our restaurant interior, and determined additional business services we intend to offer to help us differentiate our type of restaurant such as fax services, Internet access, and common business supplies.

We have prepared our business plan which includes: drafted a preliminary marketing plan, identified potential vendors and suppliers, and licensed the speciality fruit flavors for one of our beer styles.

We have signed a license agreement with our director to use his copyrights for trade secret beer recipes.

Our director has filed for copyright protection for his trade secret beer recipes.

Researched costs for bar, brewery, and kitchen equipment.

Contacted architectural firm and initiated informal discussions regarding remodeling.


We have secured the URL for our web site and our preliminary web site is functioning at www.Onyxbrewery.com. Our website when completed is used to promote our craft brewery restaurants and facilitate company communications. Our web site will include a promotional mission statement, list of beers offered, specials, our menu, store locations, special events and promotions, groups and parties, and talent. We will also offer a gift section where people can send an Ecard to their friends or relatives with a gift certificate. In the corporate section of our site we will list press releases, career opportunities, and corporate contact information. We have completed approximately 20% of our web site by using the services of a web designer. We expect the site to be completed in December 2004. We expect the cost of completion to be approximately $500 and paid from our current funds.


Future Steps

Once the company is sufficiently funded, management will seek to secure firm bids to build out its first location outside of San Diego and begin its marketing plan. Currently, no construction contracts or leases have been completed for the initial location or other locations. Our initial cost estimate for the construction build-out of an initial 4,500 sq ft. space is $425,000. We will need $60,000 for rent. We will also require $300,000 to purchase and implement brewing equipment for the first location. In addition, we will require approximately $50,000 for food and beverage inventory, $40,000 for staff related operating expenses, and a full liquor license which is estimated at a cost of $50,000 in the San Diego area. We will also require $180,000 for furniture and interior design, and $20,000 for marketing expenses. Total estimated cost for the first location is $1,125,000. Our cost estimates are preliminary figures based upon our directors personal knowledge and experience in the craft brewery business and verbal estimates from possible vendors.


Management anticipates initial implementation of this business plan to begin in the 4th quarter of 2004. Our timetable is: 6 months to raise initial capital, 6 months to secure a lease, plan and permit construction for remodeling of site, including furniture, equipment, design and implement brewing equipment, hire and train staff, and market the restaurant. Our target opening is May of 2005.


In our business plan, our budget calls for us to raise $1,125,000 we have decided that the most practical way to raise these funds, is through a private placement memorandum filing. However as of the date of this filing we have not determined the sources for this funding. We intend to ask the legal and accounting professionals who have assisted us in this filing for referrals to professionals that are experienced in preparing a fund raising prospectus. After raising funding by the fourth quarter of 2004 we plan to implement the following initiatives and spending by these dates:


NOVEMBER (2004) - Identify the specific site for the first restaurant. Lease a site at a cost of $10,000 per month. Begin the construction build out and remodeling of site at a cost of $100,000 for first month.

DECEMBER - We will require $100,000 to continue site remodeling and construction and $10,000 for rent.

JANUARY (2005) - $100,000 for continued remodeling costs. $10,000 for lease. Begin construction and implementation of brewing equipment at a cost of $150,000.

FEBRUARY - $100,000 for continued remodeling costs. $10,000 for lease. $150,000 for continued brewery implementation and build out costs.

MARCH - We will require $10,000 for rent, $50,000 to complete our remodeling efforts, we will secure a liquor license at a cost $50,000. We have made informal inquiries as to the availability of liquor licenses in the California areas we intend to establish restaurant sites, and contacted the Alcohol Beverage Control office in San Diego, and determined liquor licenses for restaurants are currently available in a range of $25,000 to $50,000. We will also require $180,000 to begin and complete interior design and furnishing the space. We will begin our marketing efforts at a cost of $10,000. Interview potential staff. Begin brewing process which will require 3 weeks for an ale to mature, and 5 weeks for a lager to mature.

APRIL - We will require $10,000 for rent, $50,000 for food and beverage inventory, $10,000 for marketing. Hire and train wait staff, hosts and hostesses, chef, assistant chef, support crew and begin marketing efforts at a cost of $40,000.

APRIL OR MAY - Open for business.


We intend to market our establishments through print advertising, radio, and direct marketing. We intend to customize our marketing campaigns for each local market. We plan to run ads in only select publications that directly target our demographics. Each publication will be invited to have a reviewer dine or drink on the house with the hope of receiving a positive review in their magazine or newspaper. Influential individuals in each market will have complimentary guest lists for when the restaurant becomes a nightclub on Friday and Saturday nights. In addition, we plan to conduct special events and promotional marketing initiatives that are designed to draw traffic to our locations. Musical talent will be hired and promoted to increase sales. We have not conducted formal marketing studies and we have no current plans to conduct such studies to assess whether a potential market exists for our proposed business. We believe our management's experience in both pilot brewing (developing brewed beverages customers want) and experience in the historical expansion of this type of business (growth of sites and customers) provide us with capabilities of brewing beverages that customers want and reaching a growing demand for this type of brewery restaurant.

Although Onyx intends to implement its business plan through the foreseeable future and will do its best to mitigate the risks associated with its business plan, there can be no assurance that such efforts will be successful. In order to meet the primary goals of our current business plan, we are seeking $1,125,000 in funding. Management has not formulated detailed plans for a scenario in which we receive partial funding, but we will consider moving ahead with our business plan if we receive partial funding by possibly modifying our business plan and achieving our goals at a slower pace. As of this date, we have determined we will seek funding of our business plan through venture capital sources or private sales of securities, however, we have not identified or contacted any venture capital sources, and we have not identified or taken any steps to identify any person or other entity concerning private sales of securities.

We have no liquidation plans should we be unable to receive funding. It is possible that we may not be able to implement our business plan. We would then investigate reasonable business options available to retain value for our shareholders. This could possibly be achieved by offering our business model and brewery skills to remodel and manage existing restaurants as craft brewery restaurants. We could also change our business plan to keep our company financially solvent by using our own innovation and creativity by developing alternatives to our existing business plan, such as offer complete design and setup of craft brewery restaurants for others, or seek a partnership with another business entity that would complement our business plan goals. Currently, there are no pending arrangements, understandings or agreements with other businesses or restaurants for combining businesses or forming partnerships, or any other material transactions.


Rule 419 of Regulation C promulgated under the Securities Act of 1933 applies to companies having no specific business plans other than to engage in a merger or acquisition with an unidentified company or companies, or other entity. Onyx International was formed for the purpose of executing an extensive business plan developed by our founder, Mr. Barboni, as set forth in this prospectus. We are moving forward aggressively with our development as defined in the business plan. Our director and officer has extensive experience and contacts in the craft brewery market which we believe will be valuable to us in launching our restaurants. Based upon the above, we believe Onyx International is not within the scope of Rule 419, and we do not anticipate or intend to be used as a vehicle for a reverse merger or merge with or acquire another company in the foreseeable future.


DISTRIBUTION METHODS OF PRODUCTS OR SERVICES

We plan to offer our craft brewery restaurant food and beverages to the general public through our own restaurant sites.

STATUS OF ANY PUBLICLY ANNOUNCED  NEW PRODUCTS OR SERVICES

Onyx has no new product or service planned or announced to the public.

COMPETITION AND COMPETITIVE POSITION

The size and financial strength of our primary competitors, such as Gordon Biersch, Rock Bottom Brewery, and Karl Strauss, are substantially greater than those of our company. Any consideration of competitors' products should include the facts that Onyx's competitors have longer operating histories, larger customer bases, and greater brand recognition than Onyx. The primary methods of competition in this brewery restaurant industry are price, print advertising, location, and product differentiation. We are not aware of any significant barriers to Onyx's entry into the craft brewery restaurant market, however, Onyx at this time has no market share of this market.

SUPPLIERS AND SOURCES OF RAW MATERIALS

We will utilize our management's background to determine the suppliers and sources of the raw materials we will need for the craft brewery restaurant. We have identified the raw materials that will be necessary to create our vision for our craft brewery restaurants. We have also identified sources for those raw materials. We have contacted the following vendors San Diego Restaurant Supply, Gas Lamp Realtors, and Graham Downes Architecture. We initiated preliminary discussions with San Diego Restaurant Supply to design and supply the kitchen and bar, Gas Lamp Realtors to find the space for lease, and Graham Downes Architecture for remodeling and construction.

We will require a 15 barrel brewing system, fermentation tanks, and serving tanks which could be supplied by J.V. Northwest Inc., Specific Mechanical Systems Inc., or Pub Brewing Equipment, Inc.. We will also require a diatomaceous earth filtration system which Velo could provide, hoses, fittings and related supplies which Key Industrial, Inc. is one possible vendor. A diatomaceous ("D.E.") earth filtration system for brewing is a filter in which unfiltered beer passes through a metal housing composed of several square meters of fine metal screens containing a very finely ground sand like material. As the beer is forced through the screen by a pump the D.E. traps the suspended solids in the beer on the outside of the screen surface. The screened out materials are disposed of when filtration is complete. Kegs for catering, off-site events and sales for off-premise consumption could be provided by Spartanburg Steel, Inc. For the beers themselves we will need malt which Great Western Malt Inc. or Gambrinus Inc. could provide, hops and flavor essences by Hoptech and sanitation and cleaning chemicals could be provided by Zep, Inc. or Loeffler Inc. These materials are common to the brewing industry and are readily available from wholesalers and from producers.

We have no current supplier arrangements or contracts with any sources of raw materials.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

Onyx will not depend on any one or a few major customers.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

We have signed a license with our director to use his trade secret recipes and specialized brewing processes. Our director is in the process of applying for copyrights for his proprietary recipes and specialized brewing procedures.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

Onyx is required to apply for food and liquor licenses.

EFFECT OF GOVERNMENTAL REGULATIONS ON THE COMPANY'S BUSINESS

We will be subject to common business and tax rules and regulations pertaining to the operation of our business in the State of California. The Company's type of business is subject to various federal, state, and local government regulations, including those related to payroll tax, sales tax, sanitation, safety, fire, disabled person's access, and the licensing of alcoholic beverage sales. We may also be subject to statutes in certain states regarding the recovery of damages for persons injured by an intoxicated patron of an establishment. As appropriate, we shall seek to obtain liability insurance against such potential liability. We will procure all necessary licenses, permits, and insurance when sufficient funds are raised for working capital. As these common business and tax rules and regulations are familiar to management, we intend to rely upon our management's business experience, insurance company, accountant, and attorney for compliance with all governmental regulations without adverse effects.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

Onyx has not expended funds for research and development costs since inception.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

Environmental regulations have had no materially adverse effect on Onyx's operations to date, but no assurance can be given that environmental regulations will not, in the future, result in a curtailment of service or otherwise have a materially adverse effect on our business, financial condition or results of operation. Public interest in the protection of the environment has increased dramatically in recent years. The trend of more expansive and stricter environmental legislation and regulations could continue. To the extent that laws are enacted or other governmental action is taken that imposes environmental protection requirements that result in increased costs, the business and prospects of Onyx could be adversely affected.

NUMBER OF EMPLOYEES

Onyx's only current employee is its officer who will devote as much time as the board of directors determines is necessary to manage the affairs of the company. The officer intends to work on a full time basis when Onyx raises capital per its business plan. Our business plan calls for hiring ten new full-time employees during the next twelve months.

REPORTS TO SECURITIES HOLDERS

We provide an annual report that includes our audited financial information to our shareholders. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Act of 1933 and the Securities Exchange Act of 1934. We will become subject to disclosure filing requirements once our SB-2 registration statement becomes effective, including filing Form 10-KSB annually and Form 10-QSB quarterly. In addition, we will file Form 8K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 450 Fifth Street NW, Washington D. C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

PLAN OF OPERATION


Onyx's current cash balance is $4,806. Until approximately November of 2004, we believe our cash balance is sufficient to fund a minimum level of operations. In order to achieve our business plan goals, we will need to raise capital through the sale of equity securities. We are a development stage company and have generated no revenue to date. We have sold $4,900 in equity securities to pay for a minimum level of operations that include minor office expenses, i.e. postage, supplies, etc., and costs associated with filing this registration statement.

We have received a going concern opinion on our financial statements that raises substantial doubt as to our ability to continue as a going concern. As noted in our accompanying financial statements, our current financial condition of nominal assets and limited current operating business activities necessary for revenues and operating capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with limited material operations, no revenues, or profits. Although management has experience in the craft brewery restaurant business and believes the plan for Onyx will generate revenue and profit, there is no guarantee their past experiences will provide Onyx with similar future successes.


As of the date of this filing, we have taken the following steps: developed our business plan, executed steps of the plan, signed a licensing agreement with our director for use of his proprietary recipes and specialized brewing procedures, and raised initial funding. Upon receiving adequate funding the company intends to take the following steps to generate revenues; lease and remodel a location for our first craft brewery restaurant, design and install a kitchen, bar, and brewery, purchase liquor license, develop and complete web site, furnish restaurant, market the establishment, brew ales and lagers, hire and train staff, hire chef. We intend to conduct business by selling food and beverages to the general public between the hours of 11am and 11pm. We plan to expend approximately $1,125,000 for our planned craft brewery restaurant construction build-out, furnishings, equipment, and brewery equipment during the next twelve months after raising capital. Our business plan provides for an increase of ten employees during the next twelve months.

Once the company is sufficiently funded, management will seek to secure firm bids to build out its first location outside of San Diego and begin its marketing plan. Currently, no construction contracts or leases have been completed for the initial location or other locations. Our initial cost estimate for the construction build-out of an initial 4,500 sq ft. space is $425,000. We will need $60,000 for rent. We will also require $300,000 to purchase and implement brewing equipment for the first location. In addition, we will require approximately $50,000 for food and beverage inventory, $40,000 for staff related operating expenses, and a full liquor license which is estimated at a cost of $50,000 in the San Diego area. We will also require $180,000 for furniture and interior design, and $20,000 for marketing expenses. Total estimated cost for the first location is $1,125,000. Our cost estimates are preliminary figures based upon our directors personal knowledge and experience in the craft brewery business and verbal estimates from possible vendors.


Although Onyx intends to implement its business plan through the foreseeable future and will do its best to mitigate the risks associated with its business plan, there can be no assurance that such efforts will be successful. In order to meet the primary goals of our current business plan, we are seeking $1,125,000 in funding. Management has not formulated detailed plans for a scenario in which we receive partial funding, but we will consider moving ahead with our business plan if we receive partial funding by possibly modifying our business plan and achieving our goals at a slower pace. As of this date, we have determined we will seek funding of our business plan through venture capital sources or private sales of securities, however, we have not identified or contacted any venture capital sources, and we have not identified or taken any steps to identify any person or other entity concerning private sales of securities.

We have no liquidation plans should we be unable to receive funding. It is possible that we may not be able to implement our business plan. We would then investigate reasonable business options available to retain value for our shareholders. This could possibly be achieved by offering our business model and brewery skills to remodel and manage existing restaurants as craft brewery restaurants. We could also change our business plan to keep our company financially solvent by using our own innovation and creativity by developing alternatives to our existing business plan, such as offer complete design and setup of craft brewery restaurants for others, or seek a partnership with another business entity that would complement our business plan goals. Currently, there are no pending arrangements, understandings or agreements with other businesses or restaurants for combining businesses or forming partnerships, or any other material transactions.


We are now in the process of registering the securities sold in February through December 2003 with the Securities and Exchange Commission. We then intend to contact a market maker to obtain a listing for public trading of our stock on the Over the Counter Electronic Bulletin Board. Our business plan includes a need for cash of $1,125,000 by November 2004. We concluded we need this amount of funding by listing each component cost of our business plan. We plan to raise this capital through either venture capital sources or the sale of equity securities, however, at this time we do not have any agreements with or commitments from any financial source to provide this capital. After raising funding, we plan to open our first craft brewery restaurant in the second quarter of 2005. All of our future business plan steps represent management's goals, not certainties. We intend to rely upon our management's business skills, contacts in the craft brewery restaurant industry, and knowledge of craft brewery restaurant operations in order to achieve our business plan goals.

In order to meet all of our current business plan goals, we need to receive funding. We intend to use the funding we receive to provide cash for our business plan as cash flow from sales is not estimated to begin until the second quarter of 2005. We will face considerable risk in each of our business plan steps, such as difficulty of hiring competent personnel within our budget, longer than anticipated lead time necessary for us to complete our craft brewery restaurant, and a shortfall of funding due to our inability to raise capital. If no funding is received during the next twelve months, we may utilize one or more options such as use existing cash in the bank, funds loaned by our director, or we might ask our shareholders for funds. Neither our director nor our shareholders have any formal commitments, arrangements or legal obligation to advance or loan funds to Onyx, however, our director has verbally agreed to provide funds for filings, offering expenses, and administrative expenses estimated to be less than $10,000. To date, there have been no loans by the director to Onyx, no negotiated material terms or agreed to amounts, and no formalized agreements of any kind. Management has not formulated detailed plans for a scenario in which we receive partial funding, but we will consider moving ahead with our business plan at a slower pace if we receive partial funding. We could modify our business plan to implement our plan over a longer timetable, buy our craft beers from other craft brewers to avoid the initial cost of a brewing system and then open a restaurant without the brewery until we can afford the costs of the brewery, reduce the number of craft beers we intend to offer, or seek out a partnership with an existing restaurant whereby we build our craft brewery inside an existing building to avoid construction and restaurant setup costs.

Currently we are working to narrow our choice of a first business site, continue developing our brew recipes, brewed sample beers, develop bottle labels, develop possible menu options, develop logo designs, review advertising strategies, and work with our accountants and attorney to become a publicly trading company. In the very extreme situation in which we receive no funding, we would be unable to complete our business plan steps, and would, instead, delay all cash intensive activities. In a case in which we had no funding, Onyx's operation could remain limited for the next twelve months, or until such time as necessary funds could be raised.


There are no current plans for additional product research and development during the next twelve months.

DESCRIPTION OF PROPERTY

Onyx's principal executive office address is 566 Cordova Street, San Francisco, CA 94112. The principal executive office and telephone number are provided by Mr. Barboni, the officer and director of the corporation. The office is used by the officer for other business interests and the costs associated with the use of the telephone and mailing address were deemed by management to be immaterial as the telephone and mailing address were almost exclusively used by the officer for other business purposes. We consider our current principal office space arrangement adequate until such time as we achieve our business plan goal of raising capital of $1,125,000 and then begin hiring new employees per our business plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The principal executive office and telephone number are provided by Mr. Barboni, the officer and director of the corporation. The costs associated with the use of the telephone and mailing address were deemed to be immaterial as the telephone and mailing address were almost exclusively used by him for other business purposes.

The board agreed to pay Mr. Barboni 500,000 shares of the company's common stock for services relating to the Company's business plan on August 13, 2003. The stock was valued at the price unaffiliated investors paid for stock sold by the company, $0.10 per share.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

Onyx plans contact a market maker to obtain a listing for trading of it's stock on the OTC Electronic Bulletin Board. The OTC Electronic Bulletin Board is a network of security dealers who buy and sell stock. The dealers are connected by a computer network which provides information on current "bids" and "asks" as well as volume information.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of September 27, 2004, Onyx had 50 shareholders of record. We have paid no cash dividends and have no outstanding options.

As of the date of this filing, there have been no discussions or understandings between Onyx or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

Pursuant to this registration statement the company is seeking to register 49,000 shares held by 49 non-affiliated shareholders. The officer and director holds a total of 500,000 shares which are not being registered pursuant to this filing.

EXECUTIVE COMPENSATION

Onyx's current officer receives no compensation. The current Board of Directors is comprised of only Mr. Jefferson Barboni.

                           Summary Compensation Table

                                              Other
Name and                                     Annual       Restricted                            All Other
Principal                                    Compen-        Stock        Options       LTIP      Compen-
Position      Year    Salary($)   Bonus($)   sation($)    Award(s)($)     SARs(#)   Payouts($)  sation($)
--------      ----    ---------   --------   ---------    -----------     -------   ----------  ---------
J Barboni     2002       -0-        -0-         -0-           -0-           -0-         -0-        -0-
President     2003       -0-        -0-         -0-           -0-           -0-         -0-        -0-

There are no current employment agreements between the company and its executive officer.

The board agreed to pay Mr. Barboni for services related to the company's business plan 500,000 shares of the company's common stock on August 13, 2003. The stock was valued at the price unaffiliated investors paid for stock sold by the company, $0.10 per share.

The terms of this stock issuance was as fair to the company, in the board's opinion, as could have been made with an unaffiliated third party.

The officer currently devotes an immaterial amount of time to manage the affairs of the company. The director and principal officer has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide proper salaries to all officers and compensation for directors' participation. The officers and the board of directors have the responsibility to determine the timing of remuneration for key personnel based upon such factors as positive cash flow to include sales, estimated cash expenditures, accounts receivable, accounts payable, notes payable, and a cash balance of not less than $20,000 at each month end. When positive cash flow reaches $20,000 at each month end and appears sustainable the board of directors will readdress compensation for key personnel and enact a plan at that time which will benefit the company as a whole. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or the exact amount of compensation.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of Onyx in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

FINANCIAL STATEMENTS

The audited financial statements of Onyx for the years ended December 31, 2003 and 2002, and the six months ended June 30, 2004, and the related notes which are included in this offering have been examined by Armando C. Ibarra, CPA, and have been so included in reliance upon the opinion of such accountants given their authority as an expert in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING CONTROL AND FINANCIAL DISCLOSURE

None.

                                ARMANDO C. IBARRA
                          Certified Public Accountants
                           A Professional Corporation


Armando C. Ibarra, C.P.A.                   Members of the California Society of
                                            Certified Public Accountants
Armando Ibarra, Jr., C.P.A., JD             Members of the of American Institute
                                            of Certified Public Accountants
                                Members of the Better Business Bureau since 1997


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Onyx International, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of Onyx International, Inc. (A Development Stage Company) as of June 30, 2004 and December 31, 2003 and the related statements of operations, changes in stockholders' equity and cash flows for the six months ended June 30, 2004 and 2003 and for the period from December 30, 1999 (inception) through June 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Onyx International, Inc. as of June 30, 2004 and December 31, 2003 and the results of their operations and their cash flows for the six months ended June 30, 2004 and 2003 and for the period from December 30, 1999 (inception) through June 30, 2004 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company is currently in the development stage. Because of the Company's current status and lack of operations there is substantial doubt about its ability to continue as a going concern. Management's plans in regard to its current status are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Armando C. Ibarra, CPA-APC
---------------------------------
Armando C. Ibarra, CPA-APC

July 8, 2004
September 22 2004 (restated)
Chula Vista, California

                      371 'E' Street, Chula Vista, CA 91910
                     Tel: (619) 422-1348 Fax: (619) 422-1465

                            ONYX INTERNATIONAL, INC.
                          (A Development Stage Company)
                                 Balance Sheets
--------------------------------------------------------------------------------

                                                                    As of              As of
                                                                   June 30,          December 31,
                                                                     2004               2003
                                                                   --------           --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                             $  4,806           $  4,851
                                                                   --------           --------
TOTAL CURRENT ASSETS                                                  4,806              4,851
                                                                   --------           --------

      TOTAL ASSETS                                                 $  4,806           $  4,851
                                                                   ========           ========

                       LIABILITIES & STOCKHOLDERS' EQUITY

      TOTAL LIABILITIES                                            $     --           $     --

STOCKHOLDERS' EQUITY
  Common stock, ($.001 par value, 50,000,000 shares
   authorized; 549,000 shares issued and outstanding
   as of June 30, 2004 and December 31, 2003)                           549                549
  Additional paid-in capital                                         54,351             54,351
  Deficit accumulated during development stage                      (50,094)           (50,049)
                                                                   --------           --------
TOTAL STOCKHOLDERS' EQUITY                                            4,806              4,851
                                                                   --------           --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                     $  4,806           $  4,851
                                                                   ========           ========

                       See Notes to Financial Statements

                            ONYX INTERNATIONAL, INC.
                          (A Development Stage Company)
                            Statements of Operations
--------------------------------------------------------------------------------

                                                                             December 30, 1999
                                           Six Months       Six Months          (inception)
                                             Ended            Ended              through
                                            June 30,         June 30,            June 30,
                                              2004             2003                2004
                                            ---------        ---------           ---------
REVENUES
  Revenues                                  $      --        $      --           $      --
                                            ---------        ---------           ---------
TOTAL REVENUES                                     --               --                  --

GENERAL & ADMINISTRATIVE EXPENSES                  45               --              50,094
                                            ---------        ---------           ---------
TOTAL GENERAL & ADMINISTRATIVE EXPENSES            45               --              50,094
                                            ---------        ---------           ---------

NET INCOME (LOSS)                           $     (45)       $      --           $ (50,094)
                                            =========        =========           =========

BASIC EARNINGS (LOSS) PER SHARE             $   (0.00)       $    0.00
                                            =========        =========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                    549,000               --
                                            =========        =========

                       See Notes to Financial Statements

                            ONYX INTERNATIONAL, INC.
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Equity
            From December 30, 1999 (inception) through June 30, 2004
--------------------------------------------------------------------------------

                                                                                   Deficit
                                                                                 Accumulated
                                                         Common     Additional     During
                                             Common      Stock       Paid-in     Development
                                             Stock       Amount      Capital        Stage        Total
                                             -----       ------      -------        -----        -----
Balance, December 31, 1999                       --     $     --     $    --      $     --      $     --

Net lncome, December 31, 1999                                                           --            --
                                           --------     --------     -------      --------      --------
BALANCE, DECEMBER 31, 1999                       --           --          --            --            --
                                           ========     ========     =======      ========      ========
Net lncome, December 31, 2000                    --           --
                                           --------     --------     -------      --------      --------
BALANCE, DECEMBER 31, 2000                       --           --          --            --            --
                                           ========     ========     =======      ========      ========
Net lncome,  December 31, 2001                   --           --
                                           --------     --------     -------      --------      --------
BALANCE, DECEMBER 31, 2001                       --           --          --            --            --
                                           ========     ========     =======      ========      ========
Net lncome, December 31, 2002                    --           --
                                           --------     --------     -------      --------      --------
BALANCE, DECEMBER 31, 2002                       --           --          --            --            --
                                           ========     ========     =======      ========      ========
Stock issued on August 13, 2003
to a director for services rendered
@ $0.10 per share                           500,000          500      49,500                      50,000

Stock issued on December 15, 2003
for cash @ $0.10 a share                     49,000           49       4,851                       4,900

Net loss, December 31, 2003                                                        (50,049)      (50,049)
                                           --------     --------     -------      --------      --------
BALANCE, DECEMBER 31, 2003                  549,000          549      54,351       (50,049)        4,851
                                           ========     ========     =======      ========      ========
Net loss, June 30, 2004                                                                (45)          (45)
                                           --------     --------     -------      --------      --------
BALANCE, JUNE 30, 2004                      549,000     $    549     $54,351      $(50,094)     $  4,806
                                           ========     ========     =======      ========      ========

                       See Notes to Financial Statements

                            ONYX INTERNATIONAL, INC.
                          (A Development Stage Company)
                            Statements of Cash Flows
--------------------------------------------------------------------------------

                                                                                         December 30, 1999
                                                           Six Months       Six Months     (inception)
                                                             Ended            Ended          through
                                                            June 30,         June 30,        June 30,
                                                              2004             2003            2004
                                                            --------         --------        --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                         $    (45)        $     --        $(50,094)
  Common stock issued for services                                --               --          50,000
                                                            --------         --------        --------
     NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES         (45)              --             (94)

CASH FLOWS FROM INVESTING ACTIVITIES

     NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES          --               --              --

CASH FLOWS FROM FINANCING ACTIVITIES
  Common stock                                                    --               --              49
  Additional paid-in capital                                      --               --           4,851
                                                            --------         --------        --------
     NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES          --               --           4,900
                                                            --------         --------        --------

NET INCREASE (DECREASE) IN CASH                                  (45)              --           4,806

CASH AT BEGINNING OF YEAR                                      4,851               --              --
                                                            --------         --------        --------
CASH AT END OF YEAR                                         $  4,806         $     --        $  4,806
                                                            ========         ========        ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION:
  Interest paid                                             $     --         $     --        $     --
                                                            ========         ========        ========
  Income taxes paid                                         $     --         $     --        $     --
                                                            ========         ========        ========
SUPPLEMENTAL SCHEDULE OF NON-CASH
ACTIVITIES:
  Common stock issued for services                          $     --         $     --        $ 50,000
                                                            ========         ========        ========

                       See Notes to Financial Statements

                            ONYX INTERNATIONAL, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                               As of June 30, 2004


NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Onyx International, Inc (the Company) was incorporated under the laws of the State of Nevada on December 30, 1999.

The Company is in the development stage. Its activities to date have been limited to capital formation, organization, and acquisition of goods on consignment and website construction.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31, year-end.

B. BASIC EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective December 30, 1999 (inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

C. CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

D. INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

                            ONYX INTERNATIONAL, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                               As of June 30, 2004


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

D. INCOME TAXES (CONTINUED)

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NOTE 3. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common or preferred stock.

NOTE 4. GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company generated net losses of $50,094 during the period from December 30, 1999 (inception) to June 30, 2004. This condition raises substantial doubt about the Company's ability to continue as a going concern. Because the Company is currently in the development stage and has minimal expenses, management believes that the company's current cash of $4,806 is sufficient to cover the expenses through November 30, 2004.

Management plans to raise additional funds through debt or equity offerings. Management has yet to decide what type of offering the Company will use or how much capital the Company will raise. There is no guarantee that the Company will be able to raise any capital through any type of offerings.

NOTE 5. RELATED PARTY TRANSACTION

The Company neither owns nor leases any real or personal property. A director provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities as they become available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

                            ONYX INTERNATIONAL, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                               As of June 30, 2004


NOTE 6. INCOME TAXES

                                                             As of June 30, 2004
                                                             -------------------
     Deferred tax assets:
     Net operating tax carryforwards                               $ 7,524
     Other                                                               0
                                                                   -------
     Gross deferred tax assets                                       7,524
     Valuation allowance                                            (7,524)
                                                                   -------

     Net deferred tax assets                                       $     0
                                                                   =======

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 7. SCHEDULE OF NET OPERATING LOSSES

     1999 Net Operating Income                                     $     (0)
     2000 Net Operating Income                                           (0)
     2001 Net Operating Income                                           (0)
     2002 Net Operating Income                                           (0)
     2003 Net Operating Loss                                        (50,049)
     2004 Net Operating Loss (six months)                               (45)
                                                                   --------

     Net Operating Loss                                            $(50,094)
                                                                   ========

As of June 30, 2004, the Company has a net operating loss carryforwards of approximately $50,094. Net operating loss carryforward expires twenty years from the date the loss was incurred.

NOTE 8.  STOCK TRANSACTIONS

For transactions with other than employee's stock issuance are in accordance with paragraph 8 of SFAS 123, where issuances shall be accounted for based on the fair value of the consideration received. Transactions with employee's stock issuance are in accordance with paragraphs (16-44) of SFAS 123, where issuance's shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliable measurable.

                            ONYX INTERNATIONAL, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                               As of June 30, 2004


NOTE 8.  STOCK TRANSACTIONS (CONTINUED)

On August 13, 2003, the Company issued 500,000 shares of common stock for services valued at $0.10 per share.

On December 15, 2003, the Company issued 49,000 shares of common stock for cash valued at $0.10 per share.

As of June 30, 2004, the Company has 549,000 shares of common stock outstanding.

NOTE 9. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of June 30, 2004:

     * Common stock, $ 0.001 par value; 50,000,000 shares authorized: 549,000 shares issued and outstanding.

                                ARMANDO C. IBARRA
                          Certified Public Accountants
                           A Professional Corporation


Armando C. Ibarra, C.P.A.                   Members of the California Society of
                                            Certified Public Accountants
Armando Ibarra, Jr., C.P.A., JD             Members of the of American Institute
                                            of Certified Public Accountants
                                Members of the Better Business Bureau since 1997


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheets of Onyx International, Inc. (A Development Stage Company) as of December 31, 2003 and 2002 the related statements of operations, changes in stockholders' equity and cash flows for the years then ended and for the period from December 30, 1999 (inception) through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Onyx International, Inc. as of December 31, 2003 and 2002 and the results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statments, the Company is currently in the development stage. Because of the Company's current status and lack of operations there is substantial doubt about its ability to continue as a going concern. Management's plans in regard to its current status are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Armando C. Ibarra, CPA-APC
---------------------------------
Armando C. Ibarra, CPA-APC

January 15, 2004
September 22, 2004 (restated)
Chula Vista, California

                      371 'E' Street, Chula Vista, CA 91910
                     Tel: (619) 422-1348 Fax: (619) 422-1465

                            ONYX INTERNATIONAL, INC.
                          (A Development Stage Company)
                                  Balance Sheet
--------------------------------------------------------------------------------

                                                                       Year Ended         Year Ended
                                                                       December 31,       December 31,
                                                                          2003               2002
                                                                        --------           ---------
                                    ASSETS

CURRENT ASSETS
  Cash                                                                  $  4,851           $      --
                                                                        --------           ---------
TOTAL CURRENT ASSETS                                                       4,851                  --
                                                                        --------           ---------

      TOTAL ASSETS                                                      $  4,851           $      --
                                                                        ========           =========

                       LIABILITIES & STOCKHOLDERS' EQUITY

      TOTAL LIABILITIES                                                 $     --           $      --

STOCKHOLDERS' EQUITY
  Common stock, ($.001 par value, 50,000,000
   shares authorized; 549,000 and -0- shares issued and
   outstanding as of December 31, 2003 and 2002, respectively)               549                  --
  Additional paid-in capital                                              54,351                  --
  Deficit accumulated during development stage                           (50,049)                 --
                                                                        --------           ---------
TOTAL STOCKHOLDERS' EQUITY                                                 4,851                  --
                                                                        --------           ---------
       TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                         $  4,851           $      --
                                                                        ========           =========

                       See Notes to Financial Statements

                            ONYX INTERNATIONAL, INC.
                          (A Development Stage Company)
                            Statements of Operations
--------------------------------------------------------------------------------

                                                                                   December 30, 1999
                                                                                      (inception)
                                                Year Ended         Year Ended           through
                                                December 31,       December 31,       December 31,
                                                   2003               2002               2003
                                                 --------           --------           --------
REVENUES
  Revenues                                       $     --           $     --           $     --
                                                 --------           --------           --------
TOTAL REVENUES                                         --                 --                 --

GENERAL & ADMINISTRATIVE EXPENSES                  50,049                 --             50,049
                                                 --------           --------           --------

TOTAL GENERAL & ADMINISTRATIVE EXPENSES            50,049                 --             50,049

OTHER INCOME & (EXPENSES)
  Other income                                         --                 --                 --
                                                 --------           --------           --------
TOTAL OTHER INCOME & (EXPENSES)                        --                 --                 --
                                                 --------           --------           --------

NET INCOME (LOSS)                                $(50,049)          $     --           $(50,049)
                                                 ========           ========           ========

BASIC EARNINGS (LOSS) PER SHARE                  $  (1.80)          $   0.00
                                                 ========           ========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                         27,852                 --
                                                 ========           ========

                       See Notes to Financial Statements

                            ONYX INTERNATIONAL, INC.
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Equity
          From December 30, 1999 (inception) through December 31, 2003
--------------------------------------------------------------------------------

                                                                                    Deficit
                                                                                  Accumulated
                                                        Common      Additional      During
                                         Common         Stock        Paid-in      Development
                                         Stock          Amount       Capital         Stage        Total
                                         -----          ------       -------         -----        -----
Balance, December 31, 1999                    --       $     --      $    --       $     --       $   --

Net lncome, December 31, 1999                                                            --           --
                                        --------       --------      -------       --------     --------
BALANCE, DECEMBER 31, 1999                    --             --           --             --           --
                                        ========       ========      =======       ========     ========
Net lncome, December 31, 2000                                                            --           --
                                        --------       --------      -------       --------     --------
BALANCE, DECEMBER 31, 2000                    --             --           --             --           --
                                        ========       ========      =======       ========     ========
Net lncome, December 31, 2001                                                            --           --
                                        --------       --------      -------       --------     --------
BALANCE, DECEMBER 31, 2001                    --             --           --             --           --
                                        ========       ========      =======       ========     ========
Net lncome, December 31, 2002                                                            --           --
                                        --------       --------      -------       --------     --------
BALANCE, DECEMBER 31, 2002                    --             --           --             --           --
                                        ========       ========      =======       ========     ========
Stock issued on August 13, 2003
to a director for services rendered
@ $0.10 per share                        500,000            500       49,500                      50,000

Stock issued on December 15, 2003
for cash @ $0.10 a share                  49,000             49        4,851                       4,900

Net loss,  December 31, 2003                                                        (50,049)     (50,049)
                                        --------       --------      -------       --------     --------

BALANCE, DECEMBER 31, 2003               549,000       $    549      $54,351       $(50,049)    $  4,851
                                        ========       ========      =======       ========     ========

                       See Notes to Financial Statements

                            ONYX INTERNATIONAL, INC.
                          (A Development Stage Company)
                            Statements of Cash Flows
--------------------------------------------------------------------------------

                                                                                          December 30, 1999
                                                                                            (inception)
                                                            Year Ended      Year Ended        through
                                                            December 31,    December 31,    December 31,
                                                               2003            2002            2003
                                                             --------        ---------       --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                          $(50,049)       $      --       $(50,049)
  Common stock issued for services                             50,000               --         50,000
                                                             --------        ---------       --------
     NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES          (49)              --            (49)

CASH FLOWS FROM INVESTING ACTIVITIES

     NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES           --               --             --

CASH FLOWS FROM FINANCING ACTIVITIES
  Common stock                                                     49               --             49
  Additional paid-in capital                                    4,851               --          4,851
                                                             --------        ---------       --------
     NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES        4,900               --          4,900
                                                             --------        ---------       --------

NET INCREASE (DECREASE) IN CASH                                 4,851               --          4,851

CASH AT BEGINNING OF YEAR                                          --               --             --
                                                             --------        ---------       --------
CASH AT END OF YEAR                                          $  4,851        $      --       $  4,851
                                                             ========        =========       ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION:
  Interest paid                                              $     --        $      --       $     --
                                                             ========        =========       ========
  Income taxes paid                                          $     --        $      --       $     --
                                                             ========        =========       ========
SUPPLEMENTAL SCHEDULE OF NON-CASH
ACTIVITIES:
  Common stock issued for services                           $ 50,000        $      --       $ 50,000
                                                             ========        =========       ========

                       See Notes to Financial Statements

                            ONYX INTERNATIONAL, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                             As of December 31, 2003


NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Onyx International, Inc (the Company) was incorporated under the laws of the State of Nevada on December 30, 1999.

The Company is in the development stage. Its activities to date have been limited to capital formation, organization, and acquisition of goods on consignment and website construction.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31, year-end.

B. BASIC EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective December 30, 1999 (inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

C. CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

D. INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

                            ONYX INTERNATIONAL, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                             As of December 31, 2003


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

D. INCOME TAXES (CONTINUED)

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NOTE 3. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common or preferred stock.

NOTE 4. GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company generated net losses of $50,049 during the period from inception (December 30, 1999) to December 31, 2003. This condition raises substantial doubt about the Company's ability to continue as a going concern. Because the Company is currently in the development stage and has minimal expenses, management believes that the company's current cash of $4,851 is sufficient to cover the expenses they will incur during the next twelve months.

Management plans to raise additional funds through debt or equity offerings. Management has yet to decide what type of offering the Company will use or how much capital the Company will raise. There is no guarantee that the Company will be able to raise any capital through any type of offerings.

NOTE 5. RELATED PARTY TRANSACTION

The Company neither owns nor leases any real or personal property. A director provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities as they become available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

                            ONYX INTERNATIONAL, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                             As of December 31, 2003


NOTE 6. INCOME TAXES

                                                         As of December 31, 2003
                                                         -----------------------
     Deferred tax assets:
     Net operating tax carryforwards                             $ 7,512
     Other                                                             0
                                                                 -------
     Gross deferred tax assets                                     7,512
     Valuation allowance                                          (7,512)
                                                                 -------

     Net deferred tax assets                                     $     0
                                                                 =======

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 7. SCHEDULE OF NET OPERATING LOSSES

     1999 Net Operating Income                                   $     (0)
     2000 Net Operating Income                                         (0)
     2001 Net Operating Income                                         (0)
     2002 Net Operating Income                                         (0)
     2003 Net Operating Loss                                      (50,049)
                                                                 --------

     Net Operating Loss                                          $(50,049)
                                                                 ========

As of December 31, 2003, the Company has a net operating loss carryforwards of approximately $50,049. Net operating loss carryforward expires twenty years from the date the loss was incurred.

NOTE 8. STOCK TRANSACTIONS

For transactions with other than employee's stock issuance are in accordance with paragraph 8 of SFAS 123, where issuances shall be accounted for based on the fair value of the consideration received. Transactions with employee's stock issuance are in accordance with paragraphs (16-44) of SFAS 123, where issuance's shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliable measurable.

                            ONYX INTERNATIONAL, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                             As of December 31, 2003


NOTE 8. STOCK TRANSACTIONS (CONTINUED)

On August 13, 2003, the Company issued 500,000 shares of common stock for services valued at $0.10 per share.

On December 15, 2003, the Company issued 49,000 shares of common stock for cash valued at $0.10 per share.

NOTE 9. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of December 31, 2003.

Common stock, $ 0.001 par value; 50,000,000 shares authorized; 549,000 shares issued and outstanding as of December 31, 2003.

                      Dealer Prospectus Delivery Obligation

"UNTIL _____________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A
PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                                     PART II
                              AVAILABLE INFORMATION

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Onyx's By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgement in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     a.   By the stockholders;

     b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     c. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

     d. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     c. The Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Onyx, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are noted below. All amounts are estimates other than the Commission's registration fee.

     Securities and Exchange Commission registration fee           $  12.25
     Accounting fees and expenses                                  $1500.00
     Legal fees                                                    $ 500.00
                                                                   --------
     Total                                                         $2012.25
                                                                   ========

Onyx will pay all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders.

RECENT SALES OF UNREGISTERED SECURITIES

On August 13, 2003, the shareholders authorized the issuance of 500,000 shares of common stock to Mr. Jefferson Barboni for services related to the company's business plan for a total of 500,000 Rule 144 shares. The company relied upon
Section 4(2) of Securities Act of 1933, as amended (the "Act"). The company issued the shares, in satisfaction of management services, to its officer and director, which does not constitute a public offering.

From the period of approximately February 1, 2003 until December 15, 2003, the company offered and sold 49,000 shares at $0.10 per share to 49 non-affiliated private investors. The company relied upon Section 4(2) of the Securities Act of 1933, as amended (the "Act"). Each prospective investor was given a private placement memorandum designed to disclose all material aspects of an investment in the company, including the business, management, offering details, risk factors, financial statements and use of funds. Our officer and director determined the sophistication of our investors, as the investors were either business associates of, or personally known to, our officer and director. Each investor completed a subscription confirmation letter and private placement subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

Under the Securities Act of 1933 , all sales of an issuers' securities or by a shareholder, must either be made (i) pursuant to an effective registration statement filed with the SEC, or (ii) pursuant to an exemption from the registration requirements under the 1933 Act. Rule 144 under the 1933 Act sets forth conditions which, if satisfied, permit persons holding control securities (affiliated shareholders, i.e., officers, directors or holders of at least ten percent of the outstanding shares) or restricted securities (non-affiliated shareholders) to sell such securities publicly without registration. Rule 144 sets forth a holding period for restricted securities to establish that the holder did not purchase such securities with a view to distribute. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between one and two years. The following is a summary of the provisions of Rule 144: (a) Rule 144 is available only if the issuer is current in its filings under the Securities an Exchange Act of 1934. Such filings include, but are not limited to, the issuer's quarterly reports and annual reports; (b) Rule 144 allows resale of restricted and control securities after a one year hold period, subjected to certain volume limitations, and resales by non-affiliates holders without limitations after two years; ( c ) The sales of securities made under Rule 144 during any three-month period are limited to the greater of: (i) 1% of the outstanding common stock of the issuer; or (ii) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

                                    EXHIBITS

     Exhibit 3.1  Articles of Incorporation              Included Previously
     Exhibit 3.2  Bylaws                                 Included Previously
     Exhibit 5    Opinion re: Legality                   Included
     Exhibit 10   Licensing Agreement                    Included Previously
     Exhibit 23.1 Consent of counsel                     Included in Exhibit 5
     Exhibit 23.2 Consent of independent auditor         Included
     Exhibit 23.3 Consent of independent auditor         Included

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

     1. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     2. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement ; and
     3. Include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

2. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of San Francisco, state of California, on September 27, 2004.


                                         Onyx International, Inc.


                                            /s/ Jefferson Barboni
                                           ---------------------------------
                                         By Jefferson Barboni
                                            (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and dates stated.


/s/ Jefferson Barboni                                         September 27, 2004
--------------------------------                              ------------------
Jefferson Barboni, President                                         Date
(Principal Executive Officer, Principal Financial Officer,
Principal Accounting Officer)